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                                                                       EXHIBIT 5



                   [LETTERHEAD OF SMITH, GAMBRELL & RUSSELL]



                                 July 10, 1996



Trans World Airlines, Inc.


One City Centre


515 N. Sixth Street


St. Louis, Missouri 63101



     Re:  Registration Statement on Form S-3



Ladies and Gentlemen:



     We have served as counsel for Trans World Airlines, Inc. a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of 8,000,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and up to an additional 1,200,000 shares of Common Stock subject to the underwriters' over-allotment option (collectively, the "Shares").



     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Shares as we have deemed necessary and advisable.



     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate public officials.



     We express no opinion as to matters under or involving laws of any jurisdiction other than the State of Delaware and its political subdivisions.



     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:



          i. the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;



          ii. the necessary corporate proceedings and actions legally required for the registration of the Shares have been held and taken;



          iii. the issuance and sale of the Shares have been duly and validly authorized; and



          iv. the Shares when issued will be fully paid, non-assessable and free of preemptive rights.



     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Validity of Shares" in the Prospectus. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          Very truly yours,



                                          SMITH, GAMBRELL & RUSSELL



                                          /s/  Howard E. Turner